Exhibit 99.2
Unaudited Pro Forma Condensed Consolidated Financial Information
Overview

On December 29, 2025 (the “Closing Date”), Sweetgreen, Inc. (the “Company” or “Sweetgreen”), completed the previously announced merger and asset sale contemplated by that certain Agreement and Plan of Merger and Asset Purchase, dated November 5, 2025 (the “Agreement”), by and among Wonder Group, Inc., a Delaware corporation (“Wonder”), certain direct wholly owned subsidiaries of Wonder, and Spyce Food, Co., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Spyce”), pursuant to which the Company and certain of its subsidiaries sold certain assets related to the kitchen automation technology known as the “Infinite Kitchen” and certain other assets related to the kitchen automation technology business (the “Spyce Business”) (the “Spyce Sale”). On the Closing Date, as consideration for the Spyce Sale, Wonder paid to the Company $100.0 million in cash and issued to the Company shares of Series C Preferred Stock of Wonder with an implied value of $86.4 million. On the Closing Date, the Company, Wonder, and a direct wholly owned subsidiary of Wonder entered into (1) a Supply and Services Agreement (“Supply Agreement”), pursuant to which Wonder and such subsidiary agreed to sell Infinite Kitchen units to the Company on a long-term basis and provide certain services related to the Infinite Kitchen units, including commissioning, support and maintenance, and (2) an Intellectual Property License Agreement, whereby Wonder and such subsidiary of Wonder granted, among other things, a non-exclusive license back to the Company under the Spyce Business technology subject to certain terms and restrictions, and a royalty-bearing license to manufacture and dispose of the products previously sold to the Company under the Supply Agreement in the event of certain trigger events (e.g., uncured material breach by Wonder resulting in termination of the Supply Agreement).
The Spyce Sale does not meet the criteria requiring the presentation of the Spyce Business as a discontinued operation in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and is considered a disposition of a significant business under Item 2.01 of Form 8-K. To facilitate the Spyce Sale, the Company prepared the accompanying unaudited pro forma condensed consolidated financial statements in accordance with Article 11 of Regulation S-X.
The unaudited pro forma condensed consolidated financial information is prepared based upon available information and does not include all of the information and note disclosures required by U.S. GAAP. The accompanying unaudited pro forma condensed consolidated balance sheet as of September 28, 2025 has been prepared giving effect to the Spyce Sale as if it had occurred on September 28, 2025, the end of the most recent period for which a balance sheet is required. The accompanying unaudited pro forma condensed consolidated statements of operations for the year ended December 29, 2024, and thirty-nine weeks ended September 28, 2025 give effect to the Spyce Sale as if it had occurred on January 1, 2024.
The unaudited pro forma condensed consolidated financial information is provided for illustrative informational purposes only and has been derived from the historical consolidated financial statements of the Company and is presented based on available information and certain assumptions that the Company believes are reasonable and that are described in the accompanying notes. Differences between these preliminary estimates and the final divestiture accounting may arise, and these differences could have a material effect on the unaudited pro forma condensed consolidated financial information and the Company’s future results of operations and financial position. The unaudited pro forma condensed consolidated financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the Spyce Sale been completed as of the dates indicated or that may be achieved in the future.
The accompanying unaudited pro forma condensed consolidated financial statements should be read together with:
• The accompanying notes to the unaudited pro forma condensed consolidated financial statements;
•The Company’s historical condensed consolidated financial statements and the accompanying notes included in the Quarterly Report on Form 10-Q as of and for the thirty-nine weeks ended September 28, 2025, filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2025; and
•The Company’s audited historical consolidated financial statements and the accompanying notes included in the Annual Report on Form 10-K as of and for the fiscal year ended December 29, 2024, filed with the SEC on February 27, 2025.

Sweetgreen, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 28, 2025
(In thousands)

	As of September 28, 2025			As of September 28, 2025
	Sweetgreen (Historical)	Transaction Accounting Adjustments		Sweetgreen (Pro forma)
ASSETS
Current assets:
Cash and cash equivalents	$129,972	$100,000	2B	$222,110
		(2,315)	2C
		(500)	2D
		(5,047)	2G
Accounts receivable	6,805	—		6,805
Inventory	2,435	—		2,435
Prepaid expenses	7,030	(77)	2A	6,953
Current portion of lease acquisition costs	93	—		93
Other current assets	3,348	(212)	2A	3,136
Total current assets	149,683	91,849		241,532
Operating lease assets	286,871	(611)	2A	286,260
Property and equipment, net	321,436	(5,289)	2A	316,147
Goodwill	35,970	(7,093)	2A	28,877
Intangible assets, net	21,594	(11,074)	2A	10,520
Security deposits	1,348	(50)	2A	1,298
Lease acquisition costs, net	264	—		264
Restricted cash	4,135	—		4,135
Other assets	3,469	86,418	2B	89,887
Total assets	$824,770	$154,150		$978,920

LIABILITIES, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of operating lease liabilities	$41,671	$(431)	2A	$41,240
Accounts payable	19,018	—		19,018
Accrued expenses	33,256	—		33,256
Accrued payroll	8,198	(105)	2A	8,093
Gift cards and loyalty liability	7,864	—		7,864
Other current liabilities	5,942	1,000	2E	1,034
		(5,908)	2G
Total current liabilities	115,949	(5,444)		110,505
Operating lease liabilities, net of current portion	314,737	(755)	2A	313,982
Contingent consideration liability	—	—		—
Other non-current liabilities	157	—		157
Deferred income tax liabilities	631	—		631
Total liabilities	431,474	(6,199)		425,275

Stockholders’ equity:
Common stock	118	—		118
Additional paid-in capital	1,352,879	430	2F	1,355,262
		1,953	2G
Accumulated deficit	(959,701)	(500)	2D	(801,735)
		(430)	2F
		(1,092)	2G
		163,303	2H
		(2,315)	2C, 2H
		(1,000)	2E, 2H
Total stockholders’ equity	393,296	160,349		553,645
Total liabilities and stockholders’ equity	$824,770	$154,150		$978,920

Sweetgreen, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the thirty-nine weeks ended September 28, 2025
(In thousands, except share and per share amounts)

	For the thirty-nine weeks ended September 28, 2025			For the thirty-nine weeks ended September 28, 2025
	Sweetgreen (Historical)	Transaction Accounting Adjustments		Sweetgreen (Pro forma)
Revenue	$524,280	$—		$524,280
Restaurant operating costs (exclusive of depreciation and amortization presented separately below):
Food, beverage, and packaging	148,330	—		148,330
Labor and related expenses	149,272	—		149,272
Occupancy and related expenses	48,669	—		48,669
Other restaurant operating costs	90,683	—		90,683
Total restaurant operating costs	436,954	—		436,954
Operating expenses:
General and administrative	103,742	(7,199)	3A	97,118
		575	3B
Depreciation and amortization	53,406	(3,571)	3A	49,835
Pre-opening costs	7,019	—		7,019
Impairment and closure costs	10,008	—		10,008
Loss on disposal of property and equipment	1,226	—		1,226
Restructuring charges	3,159	—		3,159
Total operating expenses	178,560	(10,195)		168,365
Loss from operations	(91,234)	10,195		(81,039)
Interest income	(5,126)	—		(5,126)
Interest expense	12	—		12
Other expense (income)	(2,047)	2,066	3G	19
Net loss before income taxes	(84,073)	8,129		(75,944)
Income tax expense	270	—	3H	270
Net loss	$(84,343)	$8,129		$(76,214)

Net loss per share:
Basic	$(0.72)
Diluted	$(0.72)

Weighted average number of shares outstanding:
Basic	117,804,955
Diluted	117,804,955

Pro forma net loss per share:
Basic				$(0.65)
Diluted				$(0.65)

Pro forma weighted average number of shares outstanding:
Basic				118,054,955
Diluted				118,054,955

Sweetgreen, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended December 29, 2024
(In thousands, except share and per share amounts)

	For the year ended December 29, 2024			For the year ended December 29, 2024
	Sweetgreen (Historical)	Transaction Accounting Adjustments		Sweetgreen (Pro forma)
Revenue	$676,826	$—		$676,826
Restaurant operating costs (exclusive of depreciation and amortization presented separately below):
Food, beverage, and packaging	185,367	—		185,367
Labor and related expenses	188,867	—		188,867
Occupancy and related expenses	59,536	—		59,536
Other restaurant operating costs	110,107	—		110,107
Total restaurant operating costs	543,877	—		543,877
Operating expenses:
General and administrative	149,942	(9,217)	3A	142,695
		1,040	3B
		500	3E
		430	3F
Depreciation and amortization	67,346	(4,338)	3A	63,008
Pre-opening costs	6,616	—		6,616
Impairment and closure costs	2,218	—		2,218
Loss on disposal of property and equipment	255	—		255
Restructuring charges	2,276	—		2,276
Total operating expenses	228,653	(11,585)		217,068
Loss from operations	(95,704)	11,585		(84,119)
Interest income	(10,942)	—		(10,942)
Interest expense	256	—		256
Other expense (income)	6,656	(163,303)	3D	(158,864)
		2,315	3C
		1,000	3E
		(5,532)	3G
Net (loss) income before income taxes	(91,674)	177,105		85,431
Income tax expense	(1,301)	—	3H	(1,301)
Net (loss) income	$(90,373)	$177,105		$86,732

Net loss per share:
Basic	$(0.79)
Diluted	$(0.79)

Weighted average number of shares outstanding:
Basic	114,321,672
Diluted	114,321,672

Pro forma earnings per share:
Basic				$0.76
Diluted				$0.70

Pro forma weighted average number of shares outstanding:
Basic				114,571,672
Diluted				123,503,507

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

1.Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial statements are prepared in accordance with Article 11 of the Securities and Exchange Commission (the “SEC”) Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon and derived from information and assumptions available at the time of filing the Current Report on Form 8-K to which these financial statements and related notes are attached as an exhibit.
The unaudited pro forma condensed consolidated financial information is based on financial statements prepared in accordance with U.S. GAAP, which are subject to change and interpretation. The unaudited pro forma condensed consolidated financial statements were based on and derived from our historical consolidated financial statements, adjusted for certain transaction accounting adjustments. The unaudited pro forma condensed consolidated financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Spyce Sale.
The unaudited pro forma condensed consolidated financial information is based upon available information and assumptions that management considers to be reasonable, and such assumptions have been made solely for purposes of developing such unaudited pro forma condensed consolidated financial information for illustrative purposes in compliance with the disclosure requirements of the SEC. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of what the financial position or statements of operations results would have actually been had the Spyce Sale occurred on the dates indicated. In addition, these unaudited pro forma consolidated financial statements should not be considered to be indicative of our future consolidated financial performance and statement of operations results.

2.Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

The following is a description of the pro forma accounting adjustments reflected in the unaudited pro forma condensed consolidated balance sheet:

(A)Reflects the removal of historical assets and liabilities associated with Spyce as part of the Spyce Sale. Given detailed forecasts were unavailable prior to the Closing Date, the Company used high-level estimation procedures to allocate goodwill between Spyce and the Company. The Spyce Sale price reflects a controlling interest and therefore already incorporates a control premium. To ensure comparability, the Company applied a control premium derived from similar transaction benchmarks to the Company’s enterprise value as of the Closing Date. The Company then calculated the ratio of the Spyce Sale price to the Company’s enterprise value (inclusive of the control premium) and applied this ratio to the total goodwill recorded by the Company, thereby allocating goodwill between Spyce and the Company.

(B)Reflects cash and equity consideration received for the Spyce Sale, which includes $100.0 million of cash and $86.4 million of Series C Preferred Stock of Wonder.

(C)Reflects the payment of $2.3 million in transaction costs incurred in connection with the Spyce Sale.

(D)Reflects the one-time $0.5 million payment of the retention bonus to a key Spyce employee for their employment with the Company through the Closing Date.

(E)Reflects a $1.0 million contingent consideration liability for the retention bonuses payable to a key Spyce employee which is contingent on their employment with Wonder after the Closing Date. The contingent consideration liability is recorded at its fair value.

(F)Reflects a $0.4 million change in fair value of the equity awards held by Spyce employees. The change in fair value is driven by the Spyce Sale, which triggered the acceleration of unvested equity awards and the extension of the exercise period for vested equity awards.

(G)Reflects a $1.1 million change in fair value of the third and final milestone payment related to the contingent consideration in connection with the Company’s acquisition of Spyce in 2021. As a result of the Spyce Sale, the third milestone was achieved, which resulted in the former equity holders of Spyce being eligible to receive $7.0 million and which was paid on the Closing Date. Of this $7.0 million, $5.0 million was paid in cash, and $2.0 million was issued in the form of Class A common stock to the former equity holders of Spyce.

(H)Reflects the $160.0 million gain recognized from the Spyce Sale.

(in thousands)	Spyce Business
Prepaid expenses	$77
Other current assets	212
Property and equipment, net	5,289
Intangible assets, net	11,074
Security deposits	50
Operating lease assets	611
Goodwill	7,093
Total assets	24,406
Accrued payroll	105
Current portion of operating lease liabilities	431
Operating lease liabilities, net of current portion	755
Total liabilities	1,291
Net assets disposed (a)	23,115
Consideration received (b)	186,418
Gain on disposal before certain adjustments (b) - (a)	163,303
Transaction costs (c)	2,315
Contingent consideration liability (d)	1,000
Gain on disposal (b) - (a) - (c)- (d)	$159,988

3.Adjustments to the Unaudited Pro Forma Condensed Consolidated Statements of Operations

The following is a description of the pro forma accounting adjustments reflected in the unaudited pro forma condensed consolidated statements of operations:

(A)Reflects the reduction of General and administrative and Depreciation and amortization expenses associated with the Spyce Business for the periods presented.

(B)Reflects the costs for the commissioning services, support and maintenance services, and dedicated team services that Wonder shall provide as outlined in the Supply Agreement.

(C)Reflects the transaction costs incurred in connection with the Spyce Sale. This is a nonrecurring item.

(D)Reflects the gain recognized from the Spyce Sale before giving effect to adjustments 2(E) and 3(C). This is a nonrecurring item.

(E)Reflects the retention bonus paid in connection with the Spyce Sale. This is a nonrecurring item.

(F)Reflects the compensation expense related to the acceleration of unvested equity awards and the extension of the exercise period for vested equity awards as a result of the Spyce Sale. This is a nonrecurring item.

(G)Reflects the change in fair value of the contingent consideration for the third and final milestone that was achieved as a result of the Spyce Sale, as well as the reversal of historical fair value adjustments recognized in the periods presented.

(H)Reflects the estimated income tax impact related to the pro forma adjustments. Tax-related adjustments are based upon the statutory tax rate in the jurisdiction in which the adjustment was or will be incurred. For purposes of presenting the unaudited pro forma condensed consolidated financial information, the Company assumes that the federal and state income taxes will not be significant as the Company has federal net operating losses that are expected to fully offset federal taxable income, and state net operating losses to offset the majority of state tax liabilities. As such, no income tax (expense) benefit has been reflected in the transaction accounting adjustments. The Company is still assessing the tax impact of the Spyce Sale, and the final number presented in the Company’s subsequent financial reports may be materially different from the results presented in the unaudited pro forma condensed consolidated financial information.

4.Unaudited Pro Forma Earnings (Loss) per Share

Pro forma earnings (loss) per share (“EPS”) information is based upon the expected total number of shares outstanding at the close of the Spyce Sale. As the Spyce Sale is being reflected as if it occurred on January 1, 2024 for the unaudited pro forma condensed consolidated statements of operations, the calculation of weighted average shares outstanding (“WASO”) for basic and diluted EPS assumes that the shares issuable relating to the Spyce Sale have been outstanding for the entire periods presented:

	For the thirty-nine weeks ended September 28, 2025		For the year ended December 29, 2024
Pro forma net (loss) income attributed to common stockholders - Basic	(76,214,000)		86,732,257
Pro forma net (loss) income attributed to common stockholders - Diluted	(76,214,000)		86,732,257

Weighted Average Common Stock Outstanding - Basic	118,054,955	4A	114,571,672	4A
Effect of dilutive securities:
Stock Options	—		7,999,709	4B
Restricted Stock Units (RSU)	—		622,041	4C
Performance Stock Units (PSU)	—		310,085	4D
Weighted Average Common Stock Outstanding - Diluted	118,054,955		123,503,507

Net (loss) earnings per share - Basic	$(0.65)		$0.76
Net (loss) earnings per share - Diluted	$(0.65)		$0.70

(A)For the purposes of pro forma EPS, the third milestone is assumed to be settled on January 1, 2024. As such, any shares expected to be issued as part of the Spyce Sale will be included in the WASO for basic EPS on January 1, 2024.

(B)If the options are in-the-money (i.e. the average market price of the common stock for the period exceeds the assumed proceeds (exercise price plus average unrecognized compensation cost)), apply the treasury stock method adjusted for the period of time the options are outstanding, if the impact is dilutive. Exercise is assumed at the beginning of the period or the time of issuance, if later.

(C)The treasury stock method is applied to determine the dilutive impact of unvested restricted stock units (“RSUs”).

(D)The treasury stock method is applied to determine the dilutive impact of unvested performance stock units (“PSUs”) if the performance conditions would be considered satisfied and if the performance period was the end of the pro forma reporting periods.